FIRST GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that I, R.J. Orr, member of the Board of Directors of First Great-West Life & Annuity Insurance Company, a New York corporation, do hereby constitute and appoint R.G. Schultz and G.R. Derback, and each of them, as my true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for me and in my name, place and stead, in any and all capacities to execute registration statements of COLI VUL-2 Series Account of First Great-West Life & Annuity Insurance Company for the First Great-West Life & Annuity Insurance Company Key Business VUL Product on Form N-6, or any successor form of registration statement of the Securities and Exchange Commission, filed under the Securities Act of 1933 and/or the Investment Company Act of 1940 and any and all amendments thereto, with all exhibits, instruments, and other documents necessary or appropriate in connection therewith, and to file with the Securities and Exchange Commission or any other regulatory authority as may be necessary or desirable, hereby ratifying and confirming all and every act and thing requisite to all intents and purposes that said attorney in fact and agent or his substitute, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, I have hereunto set my hand this 21st day of September, 2009.

/s/ R.J. Orr
Member, Board of Directors
First Great-West Life & Annuity Insurance Company

Witness:

/s/ Shawna Korth
Name:

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY OF NEW YORK

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that I, Jerome Selitto, member of the Board of Directors of Great-West Life & Annuity Insurance Company of New York, a New York corporation, do hereby constitute and appoint R.G. Schultz and J.H. Van Harmelen, and each of them, as my true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for me and in my name, place and stead, in any and all capacities to execute registration statements of COLI VUL-2 Series Account of Great-West Life & Annuity Insurance Company of New York on Form N-6 (File No. 333-144503) or any successor form of registration statement of the Securities and Exchange Commission, filed under the Securities Act of 1933 and/or the Investment Company Act of 1940 and any and all amendments thereto, with all exhibits, instruments, and other documents necessary or appropriate in connection therewith, and to file with the Securities and Exchange Commission or any other regulatory authority as may be necessary or desirable, hereby ratifying and confirming all and every act and thing requisite to all intents and purposes that said attorney in fact and agent or his substitute, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, I have hereunto set my hand this 2nd day of May, 2013.

/s/ Jerome Selitto
Jerome Selitto
Member, Board of Directors
Great-West Life & Annuity Insurance Company of New York

Witness:

/s/ Darlene Boutet
Name: Darlene Boutet